
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund IV and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               JUN-30-1999
<CASH>                                     110,883,802
<SECURITIES>                                         0
<RECEIVABLES>                                  339,135<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             111,328,005<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               111,328,005<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             3,425,140<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,685,269
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                               (260,129)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                           (260,129)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (260,129)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable DWR $339,135.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $105,068.
<F3>Liabilities include redemptions payable of $963,783, accrued management fees of $369,353, accrued administrative expenses payable of $152,614 and accrued incentive fees of $-0-.
<F4>Total revenue includes realized trading revenue of $(1,522,612), net change in unrealized of $2,932,320 and interest income of $2,015,432.

